Exhibit 21


                              List of Subsidiaries


Corporation                        State of
                                   Incorporation    Status
-----------                        -------------    ------

Island Wholesale Grocers Inc.      New York         wholly owned
                                                    inactive, in process of
                                                    dissolution

PHS Group Inc.                     Pennsylvania     active
                                                    wholly owned by
                                                    SYBR.com Inc.
                                                    d.b.a. Dealbynet.com (NY),
                                                    PHS Private Label Group
                                                    (NY), Pro Set Distributors
                                                    (NY), SYBR.com
                                                    (NY), Grocers
                                                    Supply (NY), Quality Food
                                                    Brands (NY), Household
                                                    Supplies (NY),
                                                    BeautyBuys.com (NY),
                                                    Wholesale Cash and Carry
                                                   (NY), Cash and Carry (NY)

PHS Group Inc.                       New Jersey    active
                                                   wholly owned by
                                                   SYBR.Com Inc.

SYBR.Com Inc.                      New Jersey      active
                                                   wholly owned by
                                                   Synergy Brands Inc.

Net Cigar.Com Inc.                 New York         inactive
                                                    wholly owned by
                                                    SYBR.Com Inc., in process of
                                                    dissolution

Net Cigar.Com Inc.                 Florida          inactive
                                                    wholly owned by
                                                    SYBR.com Inc.,
                                                    In process of dissolution

Dealbynet.com Inc.                 New York         active
                                                    wholly owned by
                                                    PHS Group Inc. (PA)


Gran Reserve Corporation           Florida          active
                                                    wholly owned by
                                                    Synergy Brands Inc.
                                                    d.b.a. BeautyBuys.com (FL),
                                                    CigarsAroundtheWorld.com
                                                    (FL), Cigar Kingdom (FL),
                                                    CigarGold.com (FL),
                                                    NetCigar.com (FL), Pro Set
                                                    Distributors (FL)

Quality Food Brands Inc.           Nevada           active
                                                    wholly owned by
                                                    PHS Group Inc. (PA)
                                                    and Synergy Brands Inc.

                                     EX-21